UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PEGASYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholder:

We cordially invite you to attend our 2007 Annual Meeting of Stockholders on Thursday, July 12, 2007 at One Main Street, Cambridge, Massachusetts. The Annual Meeting will commence at 10:30 a.m., local time.

The following Notice of Annual Meeting of Stockholders and proxy statement describe the items to be considered by our stockholders and contain certain information about Pegasystems and our officers and Directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the Annual Meeting, or vote your shares personally if you attend the Annual Meeting.

We look forward to seeing you on July 12, 2007.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

June 12, 2007

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 12, 2007

To our Stockholders:

The 2007 Annual Meeting of Stockholders of Pegasystems Inc. will be held at One Main Street, Cambridge, Massachusetts, on Thursday, July 12, 2007 at 10:30 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To re-elect six members of the Board of Directors for a one-year term.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The stockholders will also act on any other business as may properly come before the meeting.

Stockholders of record at the close of business on May 16, 2007 are entitled to vote at the meeting.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please fill out, sign and date the enclosed proxy card we have provided and return it in the envelope enclosed for this purpose. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Shawn Hoyt

General Counsel and Secretary

Cambridge, Massachusetts

June 12, 2007

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on July 12, 2007

This proxy statement contains information about the 2007 Annual Meeting of Stockholders of Pegasystems Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 12, 2007, beginning at 10:30 a.m., local time, at One Main Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “the Company,” “we,” “us” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1 and 2 set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect.

Our Annual Report to Stockholders for the year ended December 31, 2006 is being mailed to stockholders with the mailing of these proxy materials on or about June 12, 2007. The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To re-elect six members of the Board of Directors for a one-year term.

Please see the discussion on pages 7-8 of this proxy statement for further information regarding Proposal 1 that our stockholders should consider in determining their vote.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Please see the discussion on page 25 of this proxy statement for further information regarding Proposal 2 that our stockholders should consider in determining their vote.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on May 16, 2007. This date is the record date for the Annual Meeting.

Stockholders of record at the close of business on May 16, 2007 are entitled to vote at the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 35,430,848.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

If you hold your shares of record, you may vote by mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’ ” section below for instructions regarding how to vote your shares.

Voting by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1 and 2.

Voting in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on July 12, 2007. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

If you do not give your bank or broker instructions as to how to vote on the proposals described in this proxy statement, your bank or broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast on the matter (including shares as to which a nominee has no voting authority) at the Annual Meeting, or at least 17,715,425 shares of our common stock.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

Election of Directors. With respect to each of the six nominees for Director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock. This means that if any nominee is one of the six nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares, such nominee will not be elected as a Director.

Other Matters. The other matters to be voted on at the Annual Meeting, including the ratification of our independent registered public accounting firm, will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes in favor of a proposal and will also not be counted as votes cast or shares voted on such proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of voting with respect to Proposal 2 (ratification of independent registered public accounting firm), because this proposal will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and “broker non-votes,” however, will have the effect of negative votes with respect to Proposal 1 (election of Directors) because, as described above, each nominee for Director must receive the affirmative vote of the holders of a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Investor Services, and Shawn Hoyt, our General Counsel and Secretary, will serve as the inspector of elections at the Annual Meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR the re-election of six members of the Board of Directors to hold office for one year; and

•

FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2007, which we expect to file with the Securities and Exchange Commission, or the SEC, on or before August 9, 2007.

How and when may I submit a stockholder proposal for the 2008 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2008 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2008 annual meeting of stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no later than February 4, 2008.

If a stockholder wishes to present a proposal before the 2008 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. The required notice must be received by us by February 12, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting of Stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Any proposals or notices should be sent to:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Attention: General Counsel and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report to Stockholders or an Annual Report on Form 10-K?

Our annual report to stockholders and our Annual Report on Form 10-K for the year ended December 31, 2006 are available on our website at www.pega.com. If you would like a copy of either of these documents, we will send you one without charge. Please contact:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Shawn Hoyt, our General Counsel and Secretary, at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, Massachusetts 02142

Telephone: (617) 374-9600

If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 31, 2007 with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each Director;

•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED	NUMBER OF OPTIONS EXERCISABLE WITHIN 60 DAYS OF JANUARY 31, 2007	TOTAL SHARES BENEFICIALLY OWNED (1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (2)
5% Stockholders

Alan Trefler (3)	20,603,169	—	20,603,169	58.3%
Perry Corp. (4)	2,911,775	—	2,911,775	8.2%
Dimensional Fund Advisors LP (5)	2,223,737	—	2,223,737	6.3%

Directors and Nominees

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Alexander V. d’Arbeloff	557,581	95,000	652,581	1.8%
Richard H. Jones	766,667	547,500	1,314,167	3.7%
Steven F. Kaplan	7,581	105,000	112,581	*
James P. O’Halloran	23,081	178,524	201,605	*
William W. Wyman	7,581	95,000	102,581	*

Named Executive Officers

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Craig Dynes	—	10,000	10,000	*
Shawn Hoyt	11	55,750	55,761	*
Edward Hughes	—	25,000	25,000	*
Douglas Kra	1,000	56,000	57,000	*
Michael Pyle	—	297,500	297,500	*
Christopher Sullivan	—	—	—
All executive officers and Directors as a group (6)	21,966,671	1,465,274	23,431,945	66.3%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	The percent ownership for each stockholder on January 31, 2007 is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 35,347,108 shares (the number of shares of our common stock outstanding on January 31, 2007) plus any shares acquirable (including stock options exercisable) by the stockholder within 60 days after January 31, 2007.
(3)	Includes 51,500 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares.
(4)	As reported in the Schedule 13G filed by Perry Corp. with the SEC on February 12, 2007.
(5)	As reported in the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2007.
(6)	Includes all persons who were Directors or executive officers of the Company (11 persons) on January 31, 2007.

ELECTION OF DIRECTORS

(Item 1 of Notice)

There are currently six members of our Board of Directors, each of whom serves for a one-year term expiring at each annual meeting of stockholders.

Upon the recommendation of the Nominating Committee of our Board of Directors, the Board has nominated Alexander V. d’Arbeloff, Richard H. Jones, Steven F. Kaplan, James P. O’Halloran, Alan Trefler and William W. Wyman for re-election to the Board of Directors. The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees, unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of Directors. Proxies may not be voted for more than six persons.

There are no family relationships among any of our executive officers or Directors.

The Board of Directors recommends that you vote FOR the election of the nominees as Directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

The following information, which is as of January 31, 2007, is furnished with respect to each of our Directors. The information presented includes information each Director has given us about his age, all positions he holds with us, his principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he serves as a Director. Information about the number of shares of common stock beneficially owned by each Director, directly and indirectly, as of January 31, 2007, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2008

Alexander V. d’Arbeloff, 79, has been a Director of Pegasystems since August 2000. In December 2000, he was elected a member of our Compensation Committee, and in April 2004, he was elected a member of our Nominating Committee. In 1960, Mr. d’Arbeloff co-founded Teradyne, Inc., a leading manufacturer of automatic test equipment and interconnection systems for the electronics and telecommunications industries. Mr. d’Arbeloff served as President and Chief Executive Officer of Teradyne until May 1997, and remained Chairman of the Board until June 2000. Between 1989 and 2003, Mr. d’Arbeloff was a member of the MIT Corporation, and served as its Chairman from July 1997 to June 2003. Since 2003, Mr. d’Arbeloff has served as a professor at the MIT Sloan School of Management and as an emeritus member of the MIT Corporation. Mr. d’Arbeloff also serves on the boards of several private companies.

Richard H. Jones, 55, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones has been a part-time employee of Pegasystems since July 2002. He was elected a Director of Pegasystems in November 2000, and became Vice Chairman in September 2002. From 1995 to 1997, he served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer.

Steven F. Kaplan, 50, has been a Director of Pegasystems since August 1999. In December 2000, he was elected a member of our Audit Committee, and in April 2004, he was elected a member of our Nominating Committee. Mr. Kaplan has served as a general partner of Riverside Partners, LLC, a private equity firm, since October 2006. He has been President of Kaplan Advisors LLC, a financial and strategy consulting firm, since January 2004. He was a Managing Director of The Audax Group, a private equity and venture capital firm, from January 2000 until December 2003. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, an international manufacturer of camping, outdoor recreation and hardware equipment. Mr. Kaplan holds an M.S. in Management, a B.S. in Electrical Engineering and Computer Science and a B.S. in Management Science from the Massachusetts Institute of Technology.

James P. O’Halloran, 74, has been a Director of Pegasystems since 1999. In November of 2004, he was elected a member of our Audit and Nominating Committees, and in April 2005, he was elected a member of our Compensation Committee. From June 1999 to August 2001, he was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP, serving as an audit partner from 1967 to his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries. Since 1993, he has served as a Director of ASA International Ltd., a software firm focusing on business applications for small and medium-sized companies. Since 2004, he has served as a Director of Omtool, Ltd, a software firm focusing on electronic business document exchange systems.

Alan Trefler, 50, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College.

William W. Wyman, 69, has been a Director of Pegasystems since June 2000. In December 2000, he was elected a member of our Audit Committee, in April 2004 he was elected a member of our Nominating Committee, and in June 2006 he was elected a member of our Compensation Committee. In 2001, Mr. Wyman served as the Chief Executive Officer of Predictive Systems, Inc., which was a systems consulting and installation company. Since 1993, Mr. Wyman has been an advisor to Castle Harlan, Inc., a private equity firm, and since 1995, Mr. Wyman has been an advisor to The Sprout Group, which is also a private equity firm. In 1984, Mr. Wyman co-founded Oliver Wyman and Company, a management consulting firm serving large financial institutions. He served as Managing Partner until 1995, when he became a counselor to chief executives of several companies, and a director for a number of companies in the technology and financial sectors. Since 2005, Mr. Wyman has served as a Director of Datascope Corp., a public company that manufactures medical devices. Prior to 1984, Mr. Wyman was a senior partner at Booz, Allen & Hamilton, where he served as President of the Management Consulting Group and head of the Financial Industries Practice. Mr. Wyman holds a degree in economics with honors from Colgate University and an M.B.A. degree from the Harvard Business School.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders and are committed to having sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC and the listing standards of the NASDAQ Global Select Market (“Nasdaq”). Our corporate governance principles are described on the “Governance” section of our website at www.pega.com.

We have adopted a written Code of Conduct that applies to our Board of Directors and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

You can access our current committee charters and Code of Conduct in the “Governance” section of our website at www.pega.com or by writing to:

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Phone: (617) 374-9600

Determination of Independence

Our Board of Directors has determined that none of Messrs. d’Arbeloff, Kaplan, O’Halloran or Wyman has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these Directors is “independent” within the meaning of Nasdaq’s director independence standards. Our Board of Directors has further determined that each of the members of our Audit Committee, Compensation Committee and Nominating Committee has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards. In addition, William Keough and Edward Maybury served on the Board of Directors from January 1, 2006 until May 30, 2006. During such period, both Messrs. Keough and Maybury were determined by the Board of Directors to be “independent” within the meaning of Nasdaq’s director independence standards and had no material relationship with us. There were no other transactions, relationships or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2006.

Director Candidates

Our stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating Committee” c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142, Attention: General Counsel and Secretary. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying the same criteria, as for new candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria appended to the Nominating Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We did not pay any third party a fee to assist in evaluating and identifying Director nominees in 2006. During 2006, no Director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our General Counsel and Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other Directors as he considers appropriate.

Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Attention: General Counsel and Secretary

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met eight times in 2006. During 2006, each of our Directors attended 100% of the total number of meetings of the Board of Directors and the committees of which such Director was a member, except that Mr. Wyman was absent from the meeting of the Board of Directors on November 20, 2006. The Board has standing Audit, Compensation and Nominating Committees. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. Messrs. Jones and Trefler are the only Directors who are also employees of Pegasystems. Our Directors who are also employees do not participate in any portions of meetings at which their compensation is evaluated. All members of all committees are non-employee Directors.

Executive sessions of non-employee Directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee Director can request that an additional executive session be scheduled.

It is our policy that Directors should attend annual meetings of stockholders. Alexander d’Arbeloff and William Wyman were unable to attend the 2006 annual meeting of stockholders.

Audit Committee

The current members of the Audit Committee are Messrs. Kaplan (Chairman), O’Halloran and Wyman. Mr. O’Halloran qualifies as an “audit committee financial expert” under SEC rules. Each of Messrs. Kaplan, O’Halloran and Wyman is an “independent director” under applicable SEC and Nasdaq rules governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially sophisticated in accordance with applicable Nasdaq standards. None of Messrs. Kaplan, O’Halloran and Wyman serves on the audit committees of more than two other public companies. The Audit Committee met 19 times during 2006. The responsibilities of our Audit Committee and its activities during 2006 are described in the Report of the Audit Committee contained below in this proxy statement.

The charter of the Audit Committee can be found on the “Governance” section of our website at www.pega.com.

Compensation Committee

The current members of the Compensation Committee are Messrs. d’Arbeloff, O’Halloran (Chairman), and Wyman. From January 1, 2006 until May 30, 2006, the Compensation Committee consisted of Messrs. d’Arbeloff, O’Halloran and Edward Maybury. The Board has determined that each of Messrs. d’Arbeloff, O’Halloran, and Wyman is independent as defined under applicable Nasdaq rules. Our Compensation Committee held five meetings during 2006. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also oversees the evaluation of management by the Board of Directors. The Compensation Committee also approves the grant of stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2006 are further described in the Compensation Discussion and Analysis and the Report of the Compensation Committee on Executive Compensation, each of which is contained below in this proxy statement.

The charter of the Compensation Committee can be found on the “Governance” section of our website at www.pega.com.

Nominating Committee

The current members of the Nominating Committee are Messrs. d’Arbeloff, Kaplan, O’Halloran and Wyman. The Board has determined that each of Messrs. d’Arbeloff, Kaplan, O’Halloran and Wyman is independent as defined under applicable Nasdaq rules. The purpose of the Nominating Committee is to identify qualified individuals as needed to become Board members and recommend to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders. The Nominating Committee is authorized to retain any such advisers or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of Directors by our stockholders, see “Director Candidates” above. The Nominating Committee met in March 2007 to consider and recommend to the full Board of Directors the nominees for election as a Director at the Annual Meeting.

The charter of the Nominating Committee can be found on the “Governance” section of our website at www.pega.com.

Audit Committee’s Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, or by any other audit firm registered with the Public Company Accounting Oversight Board that we may engage from time to time (each, a “PCAOB Registered Firm”). For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

As required, management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm or any other PCAOB Registered Firm be engaged and to provide an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

All audit and non-audit services provided by Deloitte & Touche LLP in 2006 and 2005 were pre-approved by the Audit Committee.

DIRECTOR COMPENSATION

Effective as of the 2006 annual meeting of the Company’s stockholders, the Board of Directors unanimously voted to change the manner in which it compensates its members. We now pay each non-employee Director an annual cash retainer of $55,000, covering the period from each annual meeting of stockholders to the following year’s annual meeting, with the initial $55,000 annual payment being made in June 2006. Additionally, with the exception of Mr. Trefler, on the date of each annual meeting of stockholders, commencing with the 2006 annual meeting, we grant to each Director a number of shares of unrestricted common stock equal to $55,000 divided by the fair market value of a share of common stock on the date of issuance. Previously, each Director, with the exception of Mr. Trefler, was granted on an annual basis a fully vested option to purchase 15,000 shares of our common stock at a price equal to the fair market value of the common stock on the date of grant.

Additionally, we pay an annual cash retainer (paid in quarterly installments in advance) to Directors serving on the Audit and Compensation Committees: $10,000 to each Audit Committee member and $20,000 to the Audit Committee Chair; and $6,000 to each Compensation Committee member and $8,000 to the Compensation Committee Chair.

Effective as of the 2006 annual meeting, all per meeting fees were eliminated. For the period from January through May 2006, all Directors were compensated based upon an annual cash retainer of $20,000, in addition to receiving $1,000 for every Board or committee meeting attended. The Audit Committee Chair and members had previously received quarterly retainers of $5,000 and $2,500 respectively, in addition to the per meeting fees.

In addition to the above, we also offer to reimburse non-employee Directors for expenses incurred in attending Board, committee or other company meetings.

The following table provides compensation information for the one-year period ended on December 31, 2006 for each member of our Board of Directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Alan Trefler	—		—	—		—	—	—	—
Alexander V. d’Arbeloff	83,000	(1)	55,000	—	(2)	—	—	—	138,000
Richard H. Jones	—		55,000	—	(3)	—	—	—	55,000
Steven F. Kaplan	111,000	(4)	55,000	—	(5)	—	—	—	166,000
James P. O’Halloran	106,000	(6)	55,000	—	(7)	—	—	—	161,000
William W. Wyman	104,000	(8)	55,000	—	(9)	—	—	—	159,000

(1)	Consists of Board retainer fees of $75,000, committee retainer fees of $3,000 and per meeting fees of $5,000.
(2)	As of December 31, 2006, Mr. d’Arbeloff held options to purchase an aggregate of 102,581 shares of our common stock.
(3)	As of December 31, 2006, Mr. Jones held options to purchase an aggregate of 550,000 shares of our common stock.
(4)	Consists of Board retainer fees of $75,000, committee retainer fees of $20,000 and per meeting fees of $16,000.
(5)	As of December 31, 2006, Mr. Kaplan held options to purchase an aggregate of 105,000 shares of our common stock.
(6)	Consists of Board retainer fees of $75,000, committee retainer fees of $13,000 and per meeting fees of $18,000.
(7)	As of December 31, 2006, Mr. O’Halloran held options to purchase an aggregate of 178,524 shares of our common stock.
(8)	Consists of Board retainer fees of $75,000, committee retainer fees of $13,000 and per meeting fees of $16,000.
(9)	As of December 31, 2006, Mr. Wyman held options to purchase an aggregate of 95,000 shares of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Compensation Programs

The Compensation Committee. The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees all of the compensation programs that we offer to our executive officers. You can find further information regarding the composition, responsibilities and charter of the Compensation Committee on page 11 of this proxy statement.

The Committee’s schedule of meetings, and the agendas for those meetings, are established by our Vice President of Human Resources, Carmelina Procaccini, with input from the Chair of the Compensation Committee, James O’Halloran, and our Chief Executive Officer, Alan Trefler. The Compensation Committee may retain the services of advisors and it has the budgetary authority to hire such advisors as it deems necessary.

Compensation Consultant. In 2006, the Company’s management continued to utilize The Bostonian Group for consulting services regarding both health benefits and its 401(k) defined contribution plan. The Bostonian Group assists with benefit plan design, vendor assessment, cost considerations and plan oversight. Members of The Bostonian Group participate in meetings of the Company’s internal 401(k) Committee (which is composed of representatives from the Company’s finance and human resources departments) and provide market data and regulatory updates.

The Compensation Committee does not currently engage its own outside consultant for advice. The Compensation Committee is comfortable with the benchmarking data and other supporting information provided by the Company and believes it is adequately experienced and equipped to address the relevant issues. The Compensation Committee also believes that, other than the services provided by The Bostonian Group described above, outside consultants are unnecessary at this time because our executive officers' compensation is primarily composed of base salary, bonus and stock option grants, and does not include more complex elements such as deferred compensation plans.

Role of Executives in Establishing Compensation. Our Vice President of Human Resources, Carmelina Procaccini, researches appropriate types and levels of compensation for our executive officers and creates preliminary recommendations based on that research. Mr. Trefler and our Chief Financial Officer, Craig Dynes, review those preliminary recommendations and provide additional guidance. Ms. Procaccini then presents the final recommendations of management to the Compensation Committee for review and discussion. Ms. Procaccini, Mr. Trefler, and Shawn Hoyt, our General Counsel and Secretary, generally attend meetings of the Compensation Committee, but do not attend the executive sessions, which are held periodically by the Committee without members of management present.

The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member of the Compensation Committee). The Compensation Committee does not delegate decisions regarding the compensation of executive officers to management, except that, for 2007, fifty percent (50%) of each executive officer’s cash bonus will also be tied to the attainment of individual goals established by the Chief Executive Officer.

Compensation Committee Activity. During 2006, the Compensation Committee met five times. At those meetings, the Compensation Committee addressed the following matters, among others: approval of the amount of the Company match of employee contributions to the Company’s 401(k) plan for 2006; analysis and approval of the actual bonus payments under the 2005 Corporate Incentive Compensation Plan; approval of the contents of the offer of employment made to Edward Hughes, Senior Vice President of Global Sales; approval of the 2006 base salaries and target bonuses for all executive officers; and, beginning in October 2006, approval of all grants of stock options to employees of the Company, including new hires.

In 2006, the Compensation Committee reviewed the amount of base salary, bonus and stock options given to each executive officer. The Compensation Committee did not review the remaining elements of the compensation paid to the executive officers because such remaining elements were not considered by the Committee to be material. Beginning in 2007, management will provide the Compensation Committee with “tally sheets” detailing each executive officer’s total compensation, including the cash value of each element of that total compensation.

Objectives of Compensation Programs

Compensation Philosophy. The objective of our executive compensation program is to align executive compensation with the achievement of the Company’s strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Pegasystems’ compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the Company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. The Company’s compensation program therefore is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to the Company’s overall performance.

Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to the Company, the Committee considers their performance relative to the applicable unit goals such as sales bookings, profit margins, other financial metrics and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and Company performance. Therefore, the Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.

Benchmarking. In making compensation decisions, management and the Compensation Committee compare each element of total compensation against a peer group of publicly-traded and privately-held business-to-business software companies that the Compensation Committee believes compete with the Company for executive talent. A sample of the companies against which we benchmark through the use of proxy statements and national and regional compensation surveys published by ICR Ltd., Culpepper, Clark Consulting, and Radford include: Accela, Activision, Calypso Technology, Cybersource, Entrust, Financial Engines, Hewlett Packard, Kana Software, Microsoft, Motricity, SAP, Selectica, Sun Microsystems, Onyx Software, Tripwire and Webtrends. We believe that these types of companies are appropriate benchmarks because one or more of the following applies: (a) they are of comparable size; (b) they are in a comparable industry; or (c) they are within our geographic market. We believe that it is helpful to utilize data from a very wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program.

Elements of Compensation

Elements of Compensation. Elements of compensation for our executive officers include the following: salary; bonus; stock option awards; health, disability and life insurance; a match by the Company of 401(k) defined contribution plan contributions; and company-paid parking. Base salaries are set for our executive officers at the regularly scheduled annual February or March meetings of our Compensation Committee. At these meetings, the Committee also approves and adopts the bonus payments based on the prior year’s results, and the target bonus levels for the current year. In considering each element of compensation, our Compensation Committee considers the following factors:

Salary. Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills and level of responsibility, as well as the economic and business conditions affecting the Company. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies. The Compensation Committee’s general approach in 2006 was that total target cash compensation for our executive officers should be at, or slightly above, the median total cash compensation for similarly situated executives in comparable companies. The Compensation Committee also concluded that, on average, the base salaries of the executive officers for 2006, other than the Chief Executive Officer as discussed below, should comprise approximately 70% of their total target cash compensation, with the remainder provided in the bonus portion of such compensation.

Bonuses. Annual cash bonuses are intended to reward executive officers for the achievement of the Company’s operational and strategic goals. In 2006, the bonuses for executive officers were linked to the achievement of financial goals related to annual revenue, license bookings and profit before tax, and the attainment of strategic goals, with each assigned a specific percentage weighting, as follows: annual revenue (15%), license bookings (45%), profit before tax (10%), and the attainment of strategic goals (30%). For 2007, fifty percent (50%) of each executive officer’s cash bonus will also be tied to the attainment of individual goals established by the Chief Executive Officer.

The target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals, and, in many years, these goals have only been partially achieved. For example, for 2004 the payout by the Company to the executive officers was 60% of each individual’s target bonus level, and for 2005 the payout by the Company to the executive officers was 73% of each individual’s target bonus level. For 2006, the payout by the Company was 100% of each individual’s target bonus level and was attributable to the record revenues and bookings achieved by the Company in 2006.

Stock Options. The Compensation Committee uses stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are linked to the future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. Pursuant to our 2004 Long Term Incentive Plan, fair market value is defined as the average of the high and low trading prices of our common stock on the date of grant.

The Compensation Committee periodically considers the use of other forms of non-cash incentives, such as restricted stock or restricted stock units. The Compensation Committee currently believes that stock options are the most effective tool to align the long-term interests of executives and stockholders, because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant.

Stock Option Granting Practices. Executive officers receive a grant of stock options on their first day of employment. The Compensation Committee has also historically made periodic grants of stock options to the executive officers, which typically occur every 18-24 months. No periodic grant of stock options occurred in 2006. Stock options are awarded at an exercise price equal to, or greater than, the fair market value of our common stock on the date of grant, and typically vest on a quarterly basis over a 4-5 year period. The number of stock options granted to an executive officer is determined by taking into consideration factors such as: (i) the number of stock options previously granted to the executive; (ii) the executive’s remaining options exercisable and the value of those stock options; (iii) the prior performance of the executive; (iv) the anticipated value that an executive will add to the Company in the future; and (v) the fair value of the Company’s stock options under SFAS 123(R).

Other Perquisites. In addition to the elements of compensation discussed above, the Company offers the executive officers Company-paid parking at our home office location, and contributions towards health, dental, life, accidental disability and dismemberment, and disability insurance premiums. The Company does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k)

defined contribution plan. The Company typically matches 50% of contributions made by executive officers and other employees to the 401(k) plan, up to a cap.

Compensation of the Chief Executive Officer in 2006. The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2006, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary reflects his status as a significant shareholder in the Company, and, as such, his personal wealth is tied directly to sustained increases in the Company’s value. In 2006, the Chief Executive Officer’s salary was raised from $200,000 to $225,000. This raise was a result of a market pay analysis which examined the base salaries of chief executive officers at companies similar to ours in terms of size, industry or geography. The results of this analysis showed that the Chief Executive Officer’s base salary was low relative to the market and remains low, even with the 2006 increase. Additionally, in 2006, Mr. Trefler was eligible for an annual bonus of up to 100% of his base salary based upon a review of the Company’s performance against its financial and strategic goals for the year. In setting the Chief Executive Officer’s bonus in 2006, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $225,000, representing 100% of his target bonus, because the Company met its financial and strategic goals for the year. Consistent with the Compensation Committee’s past practice, no stock options were granted to the Chief Executive Officer because of his already significant holdings of Company stock.

Compensation of the Named Executive Officers in 2006. Our Named Executive Officers (“NEOs”) for 2006, as listed in the Summary Compensation Table on page 18 of this proxy statement, other than the Chief Executive Officer, included Craig Dynes, Christopher Sullivan, Shawn Hoyt, Edward Hughes, Douglas Kra, and Michael Pyle. With the exception of Messrs. Dynes and Hughes, who joined the Company in 2006, and Mr. Hoyt, who was an executive officer only for an interim period in 2006, the base salaries of each of the NEOs were raised effective as of January 2, 2006. Mr. Sullivan’s base salary was raised by 8.6% and was the first such raise in three and one-half years. Mr. Hoyt’s salary was raised effective June 1, 2006 by 13.5% in recognition of his increased responsibilities after Mr. Sullivan’s departure from the Company and Mr. Hoyt’s promotion to interim Chief Financial Officer on June 1, 2006. Mr. Kra’s base salary was raised by 5% and was the first such raise in 14 months. Mr. Pyle’s base salary was raised by 3.4% and was the first such raise in three and one-half years. In each of these cases, the raises were given to remain competitive with the market and were seen as critical to retention of these executive officers. In setting the actual bonus payments for 2006 for our NEOs, other than the Chief Executive Officer, the Compensation Committee considered the level of attainment of the Company’s financial and strategic goals for that year, and determined that they should be granted 100% of their target bonuses because the Company met its financial and strategic goals for the year. The target bonuses for the NEOs, with the exception of our Chief Executive Officer, represent between 30% and 45% of the base salaries for those executive officers.

Elements of Post-Termination Compensation. We have entered into employment offer letters with Messrs. Dynes, Hughes and Kra containing provisions for additional cash compensation upon termination of employment under certain circumstances. Specifically, each of these letters provides for a lump-sum severance payment equal to six months of then-current base salary in the event that such officer’s employment is terminated by the Company without cause. Our primary rationale for providing these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control. In the event that such a termination without cause occurred to one of these executive officers at the base salary levels in effect on December 31, 2006, Mr. Dynes would receive $125,000, Mr. Hughes would receive $125,000, and Mr. Kra would receive $105,000. Additionally, while any acceleration of unvested options generally occurs solely at the discretion of our Board of Directors, the options to purchase 100,000 shares of common stock that Messrs. Dynes and Hughes were each granted at the time of their hire, are subject to a minimum acceleration of vesting of six months in the event of a sale of the Company (as defined in the 2004 Long Term Incentive Plan).

Impact of Regulatory Requirements

Our stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which we adopted on January 1, 2006. As a result of the adoption of this accounting policy, the Company has generally reduced the amount of options granted to employees, as has been the case with many companies of similar size in our industry.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. We currently intend to structure our stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers, the $1 million threshold of Section 162(m) will not be reached by any of our executive officers in the foreseeable future. Accordingly, the Compensation Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold is within range of any executive officer.

EXECUTIVE COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for 2006 of (i) our Chief Executive Officer, (ii) all persons who served as our Chief Financial Officer during 2006, and (iii) our three most highly compensated other executive officers who were serving as officers on December 31, 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Alan Trefler Chairman and Chief Executive Officer	2006	225,000	—	—	—	225,000	17,770	467,770

Craig Dynes Chief Financial Officer (4)	2006	79,647	—	—	80,965	31,859	5,845	198,316

Douglas Kra Vice President of Global Services	2006	210,000	—	—	64,504	94,500	18,916	387,920

Edward Hughes Senior Vice President of Global Sales (5)	2006	214,102	—	—	202,755	180,737	17,956	615,550

Michael Pyle Vice President of Product Development	2006	215,000	—	—	48,482	96,750	17,599	377,831

Shawn Hoyt Vice President and General Counsel (6)	2006	199,583	—	—	30,833	59,875	18,563	308,854

Christopher Sullivan Chief Financial Officer (7)	2006	110,417	—	—	58,249	—	5,303	173,969

(1)	The amounts in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of stock option awards and therefore may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 1(m), “Stock Options” to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on May 3, 2007.
(2)	Represents annual cash bonuses earned in the year shown and paid in the following year.
(3)	“All Other Compensation” is comprised of the Company 401(k) match (with the exception of Mr. Sullivan who did not qualify for the Company 401(k) match), and Company-paid parking, health, dental, and other insurance premiums.
(4)	Mr. Dynes’ employment with us began on September 7, 2006.
(5)	Mr. Hughes’ employment with us began on February 21, 2006.
(6)	Mr. Hoyt was the interim Chief Financial Officer of the Company from June 1, 2006 through September 6, 2006.
(7)	Mr. Sullivan resigned from the Company effective June 1, 2006.

The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2006 to each of the Named Executive Officers.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold ($)	Target ($)	Maximum ($) (2)	Threshold (#)	Target (#)	Maximum (#)
Alan Trefler Chairman and Chief Executive Officer	12/08/05	0	225,000	450,000	—	—	—	—	—	—	—

Craig Dynes Chief Financial Officer	9/6/2006	0	31,667	63,334	—	—	—	—	100,000	8.16	489,961

Douglas Kra Vice President of Global Services	12/08/05	0	94,500	189,000	—	—	—	—	—	—	—

Edward Hughes Senior Vice President of Global Sales	2/21/06	0	175,714	261,428	—	—	—	—	100,000	7.93	542,704

Michael Pyle Vice President of Product Development	12/08/05	0	96,750	193,500	—	—	—	—	—	—	—

Shawn Hoyt Vice President and General Counsel	1/1/06	0	59,875	119,750	—	—	—	—	25,000	7.05	123,513

Christopher Sullivan Chief Financial Officer	12/08/05	0	119,250	238,500	—	—	—	—	—	—	—

(1)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the FAS 123(R) fair value measured as of grant date for the entire option (across all vesting periods) for each option award granted in the year 2006.
(2)	The “Maximum” for each is 200% of the Target per the terms of the applicable incentive plan.

The following table sets forth certain information with respect to the value of outstanding equity awards, at December 31, 2006, previously granted to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Trefler Chairman and Chief Executive Officer	—	—	—	—	—		—	—	—	—

Craig Dynes Chief Financial Officer	5,000	95,000	—	8.16	9/7/2016	(1)	—	—	—	—

Douglas Kra Vice President of Global Services	32,000 20,000	48,000 —	—	7.21 8.67	11/1/2014 12/8/2015	(1) (2)	—	—	—	—

Edward Hughes Senior Vice President of Global Sales	18,750	81,250	—	7.93	2/21/2016	(3)	—	—	—	—

Michael Pyle Vice President of Product Development	5,000 20,000 75,000 35,000 50,000 40,000 28,000 20,000 20,000	— — — — — — 12,000 30,000 —	—	7.75 7.75 7.75 4.22 18.56 4.38 4.11 7.11 8.67	10/15/2008 10/15/2008 10/15/2008 4/29/2009 2/25/2010 3/8/2011 4/18/2013 11/4/2014 12/8/2015	(4) (1) (1) (3) (3) (3) (1) (1) (2)	—	—	—	—

Shawn Hoyt Vice President and General Counsel	40,000 12,000 2,500	— — 22,500	—	7.49 8.67 7.05	11/15/2014 12/8/2015 5/30/2016	(1) (2) (1)	—	—	—	—

Christopher Sullivan Chief Financial Officer	—	—	—	—	—		—	—	—	—

(1)	These stock options vest quarterly over a five-year period beginning on the date of grant.
(2)	These stock options vested fully upon the date of grant, December 8, 2005. The exercise price represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date as reported on Nasdaq.
(3)	These stock options vest quarterly over a four-year period beginning on the date of grant.
(4)	These stock options vest quarterly over a two-year period beginning on the date of grant.

The following table sets forth certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan Trefler Chairman and Chief Executive Officer	—	—	—	—

Craig Dynes Chief Financial Officer	—	—	—	—

Douglas Kra Vice President of Global Services	—	—	—	—

Edward Hughes Senior Vice President of Global Sales	—	—	—	—

Michael Pyle Vice President of Product Development	—	—	—	—

Shawn Hoyt Vice President and General Counsel	—		—	—

Christopher Sullivan Chief Financial Officer	127,500	388,453	—	—

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or “CD&A,” with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in this proxy statement and the Company’s Annual Report on Form 10-K, as applicable.

Compensation Committee

James P. O’Halloran, Chairman

Alexander d’Arbeloff

William W. Wyman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee were, at any time during 2006 or in the three prior years, an officer or employee of ours or any of our subsidiaries. None of them had any relationship with us during 2006 that was required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2006 there were no transactions involving more than $120,000, nor are any proposed, between us and any executive officer, Director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

We have entered into employment offer letters with Messrs. Kra, Hughes and Dynes that provide for a lump-sum payment of severance equal to six months of their then base salary in the event that their employment is terminated without cause.

Leon Trefler, the brother of our Chairman and Chief Executive Officer, is employed by the Company as a Managing Director, North America Sales. During 2006, Leon Trefler received base salary and sales commissions totaling $358,845 in consideration for his services to the Company.

Effective February 14, 2007, our Board of Directors has adopted a Related Person Transaction Policy, which can be found on the “Governance” section of our website at www.pega.com. The policy mandates that the Company enter into or ratify a related person transaction only when the Company’s Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of the Company and its stockholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $100,000) between the Company and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board, or committee thereof, directing the related person or the Company to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from, or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board or committee on an ongoing process. Following our adoption of this policy, the Board of Directors reviewed, approved and ratified all related person transactions that occurred between January 1, 2006 and February 14, 2007, which consisted only of the employment of Leon Trefler as discussed in the preceding paragraph.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; and (5) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of three members, each of whom is independent (as defined by listing standards that govern companies, the shares of which are listed on Nasdaq). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the SEC and Nasdaq as to independence, financial sophistication and expertise. In addition, the Board of Directors has determined that Mr. O’Halloran is an “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2004. The charter of the Audit Committee can be found on the “Governance” section of our website at www.pega.com.

In fulfilling its oversight responsibilities regarding the Company’s 2006 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committee,” including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and Pegasystems, including the matters in the written disclosures required by AICPA Board Standard No. 1 “Independence Discussions with Audit Committees” and received by the Committee.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2007. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee also reviewed with our independent registered public accounting firm and management our significant tax positions. The Audit Committee held 19 meetings during 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Audit Committee

Steven F. Kaplan, Chairman

James P. O’Halloran

William W. Wyman

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 of Notice)

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2006. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2006 and 2005.

	2006 (in thousands)	2005 (in thousands)
Audit fees (1)	$2,871	$1,220
Audit-related fees (2)	—	31
Tax fees (3)	151	201
All other fees (4)	19	1

Total	$3,041	$1,453

(1)	Represents fees billed for professional services provided in connection with the audit of our financial statements, statutory audits and the reviews of quarterly reports on Form 10-Q for the applicable year. Includes fees of $428,000 and $545,000 for work done in connection with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and fees of $1,119,000 and none for work done in connection with the restatement for 2006 and 2005, respectively.
(2)	Represents fees billed in the applicable year for the audit of our 401(k) plan.
(3)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.
(4)	Represents fees billed in the applicable year for the purchase of tax software.

All audit and non-audit services provided by Deloitte & Touche LLP in 2006 and 2005 were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, Directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2006, all filing requirements under Section 16(a) were complied within a timely fashion.

OTHER MATTERS

We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy card intend to vote in accordance with their judgment on such matters.

In order that your shares may be represented if you do not plan to attend the Annual Meeting, please fill out, sign, date and return your proxy card promptly.

A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Shawn Hoyt

General Counsel and Secretary

June 12, 2007

Proxy - Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2007 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 12, 2007 and hereby appoints Alan Trefler and Craig Dynes, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held July 12, 2007 at One Main Street, Cambridge, Massachusetts at 10:30 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL NOS. 1 AND 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C123456789

000000000.000 ext 000000000.000 ext
	000004	000000000.000 ext 000000000.000 ext
MR A SAMPLE		000000000.000 ext 000000000.000 ext
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:

	For	Withhold		For	Withhold		For	Withhold

01 - Alexander V. d’Arbeloff	☐	☐	02 - Richard H. Jones	☐	☐	03 - Steven F. Kaplan	☐	☐

04 – James P. O’Halloran	☐	☐	05 - Alan Trefler	☐	☐	06 - William W. Wyman	☐	☐

		For	Against	Abstain

2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐	3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B    Non-Voting Items

Change of Address – Please print new address below.

C    Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /